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                                                                    EXHIBIT 99.3
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

                            VIEWLOGIC SYSTEMS, INC.

1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 14, 1997, by and among Synopsys, Inc., a Delaware corporation ("Synopsys"), Post Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Synopsys ("Sub"), and the Company, pursuant to which, among other things, (a) Sub will be merged with and into the Company, whereby the Company will be the surviving corporation and will become a wholly-owned subsidiary of Synopsys (the "Merger") and (b) each outstanding share of common stock, $0.01 par value per share, of the Company will be converted into the right to receive 0.6521 of a share of common stock, $0.01 par value per share, of Synopsys.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. To transact such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, to establish a quorum or to obtain additional votes in favor of the Merger, or any postponement or adjournment thereof.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                                          RECORD DATE SHARES:

                                          Please be sure to sign and date this
                                          Proxy.

                                          Date

                                          --------------------------------------
                                                  Stockholder sign here

                                          --------------------------------------
                                                    Co-owner sign here

                                          Mark box at right if an address change
                                          has been noted on the reverse side of
                                          this card.  [ ]
DETACH CARD                                                          DETACH CARD

                            VIEWLOGIC SYSTEMS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders to be held on December 4, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Viewlogic Systems, Inc.
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                            VIEWLOGIC SYSTEMS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 1997

   This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) as proxies Ronald
R. Benanto and Peter T. Johnson, and each of them, with full power of substitution, to represent and to vote as designated herein, all shares of stock of Viewlogic Systems, Inc. (the "Company") which the undersigned would be entitled to vote if present at the Special Meeting of Stockholders of the Company to be held at the principal executive offices of the Company located at 293 Boston Post Road West, Marlboro, Massachusetts 01752, on Thursday, December 4, 1997 at 9:00 a.m., local time, and at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.
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           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
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   NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. For partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED?

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